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                  [LETTERHEAD OF GRAY CARY WARE FREIDENRICH]

                                                                       EXHIBIT 5

                                                                    Our File No.
                                                                  1191215-900200
                                 May 23, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE: STARBASE CORPORATION - REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE INCENTIVE STOCK OPTION, NON-QUALIFIED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN - 1992 AND THE INDIVIDUAL AGREEMENT WITH FINANCIAL CONSULTANT

Ladies and Gentlemen:

          As legal counsel for StarBase Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 2,863,333 shares of the Common Stock, $0.01 par value, of the Company which may be issued under the StarBase Corporation Incentive Stock Option, Non-Qualified Stock Option and Restricted Stock Purchase Plan - 1992 (the "Plan") and the individual agreement entered into with the financial consultant (the "Agreement").

          We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

          We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States.

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Securities and Exchange Commission
Page 2


          As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

          Based on such examination, we are of the opinion that the 2,863,333 shares of Common Stock which may be issued upon under the Plan and the Agreement are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan and the Agreement, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                  Respectfully submitted,


                                  /s/ Gray Cary Ware & Freidenrich

                                  GRAY CARY WARE & FREIDENRICH
                                  A Professional Corporation